Exhibit 10.1

KNIGHTSCOPE, INC.

2022 Equity Incentive Plan

1.            Purpose of the Plan. The Company has adopted the 2022 Equity Incentive Plan to (a) attract, retain and motivate individual service providers to the Company and its Related Companies by providing them the opportunity to acquire an equity interest in the Company and (b) align their interests and efforts with the long-term interests of the Company’s stockholders.

2.            Definitions. Capitalized terms used in the Plan have the meanings set forth in Appendix A.

3.            Administration.

(a)            Plan Administrator. The Plan will be administered by the Board and/or the Compensation Committee. The Compensation Committee will be composed of two or more Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and (ii) “independent” within the meaning of applicable stock exchange listing rules or rules of a similar regulatory authority applicable to the Company.

(b)          Delegation. To the extent consistent with Applicable Law, the Board or the Compensation Committee may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more Directors , subject to such limitations as the Board or the Compensation Committee deems appropriate, including a limit that such committees may not grant Awards to Participants who are subject to Section 16 of the Exchange Act. Members of any such committee will serve for such term as the Board or the Compensation Committee may determine, subject to removal by the Board or the Compensation Committee at any time. To the extent consistent with Applicable Law, the Board or the Compensation Committee may authorize one or more Officers to grant Awards to designated classes of Eligible Persons or make other determinations with respect to such Awards, within prescribed limits; provided, however, that no Officer will have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Plan Administrator” will be, as applicable, to the Board, the Compensation Committee or any other committee or Officer to whom authority to administer the Plan has been delegated.

(c)            Powers of Plan Administrator. The Plan Administrator will have full power and exclusive authority, subject to the terms of the Plan, Applicable Law, any delegation of authority from the Board or the Compensation Committee, and such other orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or the Compensation Committee, to:

(i)            select which Eligible Persons will be granted Awards;

(ii)            determine the type or types of Awards to be granted, the number of shares of Common Stock covered by each Award, the Fair Market Value of the shares, whether the Award carries rights to dividends or dividend equivalents, whether the Award is to be settled in cash, shares of Common Stock, or other property, and the other terms and conditions of each Award (including when the Award may vest, be exercised, or settled);

(iii)            approve the forms of Award Agreements;

(iv)            determine whether, to what extent and under what circumstances Awards may be amended, tolled, accelerated, cancelled or terminated;

(v)            interpret and administer the Plan, any Award Agreement and any other agreements or documents related to the administration of Awards, including those provided on an Admin Portal;

(vi)            establish rules, and delegate ministerial duties to the Company’s employees consistent with Applicable Law, for the proper administration of the Plan;

(vii)            temporarily suspend the exercisability of an Award if the Plan Administrator deems it to be necessary or appropriate for administrative purposes, including in connection with a Change of Control; and

(viii)            make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan.

The Plan Administrator’s decisions, determinations and interpretations will be final, conclusive and binding on all Persons, including the Company, any Participant, any stockholder and any Eligible Person.

(d)            Option Repricing Prohibited. Notwithstanding the foregoing, the Plan Administrator will not have the right, without stockholder approval, to (i) reduce the exercise or grant price of an Option or SAR after it is granted; (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the Fair Market Value of the underlying stock, in exchange for cash, another option or stock appreciation right, or other equity award (unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar transaction); or (iii) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.

4.            Shares Subject to the Plan and Related Limits.

(a)            Authorized Number of Shares. Subject to adjustment from time to time as provided in Section 14(a), the number of shares of Common Stock available for issuance under the Plan will be:

(i)            5,000,000 shares (the “Fixed Share Reserve”); plus

(ii)            an annual share increase to be added as of January 1st of each calendar year commencing after the Effective Date and ending on (and including) January 1, 2032, equal to the lesser of (x) 5% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on December 31st of the immediately preceding calendar year (rounded up to the nearest whole share) and (y) an amount determined by the Plan Administrator; provided, however, that any shares that become available from any such increases in previous years that are not actually issued will continue to be available for issuance under the Plan; plus

(iii)            (A) any shares previously authorized for issuance under the Company’s 2016 Equity Incentive Plan, as amended (the “Prior 2016 Plan”), that on the Effective Date have not been granted under the Prior 2016 Plan and are not subject to outstanding awards thereunder; plus (B) any shares subject to outstanding awards under the Prior 2016 Plan or the Company’s 2014 Equity Incentive Plan, as amended (the “Prior 2014 Plan”), as of the Effective Date that, on or after the Effective Date, cease to be subject to such awards prior to the issuance of shares thereunder, such as due to cancellation, expiration, or other termination of such awards. Any shares that become available for issuance under the Plan that were originally denominated as shares of Class B Common Stock under the Prior 2014 Plan will become issuable hereunder as shares of Common Stock for an equivalent number of shares pursuant to this clause (iii). Any shares subject to outstanding awards under the Prior 2016 Plan or the Prior 2014 Plan that become available for issuance under the Plan will cease to be set aside or reserved for issuance pursuant to the Prior 2016 Plan or the Prior 2014 Plan, as applicable, effective on the date on which they cease to be subject to such awards thereunder, and will instead be set aside and reserved for issuance pursuant to Awards under the Plan (the authorized amounts in clauses (i)-(iii), the “Share Reserve”).

Shares issued under the Plan will be drawn from authorized and unissued shares or treasury shares, which may include shares subsequently reacquired by the Company.

(b)            Share Use.

(i)            If (A) any Award based on shares lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, (B) shares under an Award are issued to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, (C) shares under an Award are withheld by or tendered to the Company as the payment for the purchase price of an Award or to satisfy tax withholding obligations related to an Award, or (D) an Award is settled in cash, then those shares that are either not issued under the Award, or that are issued and then forfeited or reacquired under the Award, will remain, or again become, available for issuance under the Plan.

(ii)            If a Participant receives dividends or dividend equivalents in respect of an Award in the form of shares, those shares will not reduce the Share Reserve, unless expressly determined otherwise by the Plan Administrator.

(iii)            The Plan Administrator may grant Substitute Awards under the Plan. Substitute Awards will not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination and previously approved by the Acquired Entity’s stockholders, then, to the extent determined by the Board or the Compensation Committee and permitted by Applicable Law, the shares available for grant pursuant to the terms of such preexisting plans (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or formula used in such acquisition or combination to determine the consideration payable to holders of securities of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and will not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and will only be made to individuals who were not employees or Directors of the Company or a Related Company prior to such acquisition or combination. In the event that the Board approves a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions will be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards will be deemed to be Participants. Shares subject to Substitute Awards may not be re-used under the Plan pursuant to Section 4(b)(i).

(iv)            The Plan Administrator will also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)            ISO Limit. The maximum number of shares that may be issued upon the exercise of Incentive Stock Options may not exceed three times the Fixed Share Reserve, subject to adjustment as provided in Section 14(a) (the “ISO Limit”). Each increase to the Fixed Share Reserve authorized by the Board and the stockholders after the Effective Date will also result in a corresponding three times increase in this ISO Limit, unless otherwise expressly provided in the Board or stockholder resolutions approving such increase.

(d)            Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, during any calendar year, no Director who is also not an employee of the Company or a Related Company may be granted Awards or cash compensation solely with respect to service as a Director that exceeds in the aggregate $750,000 in value (with the value of Awards denominated in shares computed based on the grant date fair value for such Awards in accordance with applicable financial accounting standards). The Plan Administrator may increase such limit to $1,000,000 for an individual Director who first joins the Board during the calendar year, serves as the non-executive chairperson of the Board or as lead independent Director, or is a member of a specially formed committee of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation to such non-employee Director. For purposes of the foregoing limit, Awards granted in previous calendar years will not count against the Award limits in subsequent calendar years, even if the Awards from previous calendar years are earned, vested or otherwise settled in calendar years following the calendar year in which they are granted.

5.            Eligibility. The Plan Administrator may grant Awards (a) to any employee, Officer, or Director of the Company or a Related Company and (b) to any independent contractor (including consultants and advisors) who is a natural person for bona fide services rendered to the Company or any Related Company; provided, however, that the services provided by any independent contractor are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

6.            Provisions Applicable to All Awards.

(a)            Grant Date. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Plan Administrator, regardless of when the Award Agreement evidencing the Award is communicated to, received by, or accepted by the Participant.

(i)            Clerical Errors. If the Plan Administrator’s records (e.g., consents, resolutions or minutes) documenting the corporate action granting the Award contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in papering the Award Agreement, the Plan Administrator’s records approving the Award will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(ii)            Grants Prior to Start Date. If the Plan Administrator attempts to grant an Award effective as of a date in the future, and if the Award recipient is not in service with the Company or a Related Company as of that future date (either due to failure to commence service by that future date or a Termination of Service), then as of that future date, the Award will be deemed null, void and of no force and effect without any further action by the Plan Administrator, and the individual will have no rights, title or interests in or to the Award or the shares of Common Stock underlying the Award. To the maximum extent permitted by Applicable Law, in the case of any attempt to grant an Option or SAR as of a future date, if the Fair Market Value of the Common Stock has increased between the date of the Plan Administrator’s action to grant the Award as of a future date and that actual future date on which the Award recipient is in service with the Company or a Related Company, the Award will be automatically adjusted to have an exercise price equal to the higher Fair Market Value on that future date.

(b)            Evidence of Awards. The Plan Administrator will document all Awards by an Award Agreement that will contain the material terms of the Award, including but not limited to any consideration to be paid to receive the Award (including the Participant’s services to the Company or a Related Company), the exercise or purchase price (if any), the vesting schedule (including any performance vesting terms), and the Company’s rights to repurchase or reacquire the shares subject to the Award.

(c)            Other Governing Documents. The Plan Administrator may require a Participant, as a condition to receiving shares under the Plan, to sign any additional documentation as reasonably required by the Plan Administrator for compliance with Applicable Law and the orderly administration of the Plan.

(d)            Payments for Shares and Taxes. The Plan Administrator will determine the forms of consideration a Participant may use to pay the exercise or purchase price for shares issued under Awards and any withholding taxes or other amounts due in connection with Awards. A Participant must pay all consideration due in connection with the Award (including withholding taxes) before the Company will issue the shares being acquired. The Plan Administrator may (but is not required to) permit the use of the following forms of consideration (including a combination thereof):

(i)            cash or cash equivalents, including checks, wire transfers, and ACH payments;

(ii)            having the Company withhold shares of Common Stock and any other consideration that would otherwise be issued under an Award (other than in respect of an Incentive Stock Option) that have an aggregate Fair Market Value on that date equal to the consideration owed to the Company (a “Withhold to Cover”);

(iii)            tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant free and clear of any liens, claims or other encumbrances that have an aggregate Fair Market Value on that date equal to the consideration owed to the Company;

(iv)            if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by Applicable Law, delivery of a properly executed agreement, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the consideration due to the Company, all in accordance with the regulations of the Federal Reserve Board; or

(v)            such other consideration as the Plan Administrator may permit, to the extent permitted under Applicable Law.

If a Participant engages in a Withhold to Cover transaction or tenders shares to pay applicable tax withholding, the value of the shares so withheld or tendered may not exceed the employer’s applicable maximum required tax withholding rate or other applicable rate that is permitted under Applicable Law and does not cause adverse accounting consequences to the Company, as determined by the Plan Administrator.

(e)            Vesting. Unless otherwise provided by the Plan Administrator, a Participant will cease vesting in an Award at the time of the Participant’s Termination of Service and the Participant will have no further rights, title or interest in or to the unvested portion of the Award upon the Termination of Service.

(f)            Performance-Based Awards. The Plan Administrator may grant Awards subject to performance-based conditions. The Plan Administrator may choose the performance-based conditions in its sole discretion, which may be determined on a Company-wide, divisional, business unit or individual basis. The time period during which the performance-based conditions must be met is called the “Performance Period.”

(g)            Change in Service; Leaves of Absence. Subject to Applicable Law, the Company’s chief human resources officer or other person performing that function will determine the effect on Awards of a Participant’s leave of absence or change in hours of employment or service. In general, if, after the Grant Date of an Award to a Participant, the Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Related Companies is reduced (for example, and without limitation, if the Participant has a change in status from a full-time employee to a part-time employee, or if the Participant goes on a leave of absence without using paid vacation or sick days), the Company has the right in its sole discretion (and without the need to seek or obtain the consent of the affected Participant) to (i) make a corresponding reduction in the number of shares, other property or cash subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award (but only if the modification would not cause the Participant to incur penalties or additional taxation under Section 409A). If an Award is reduced, the Participant will have no right with respect to the portion of the Award that is so reduced. Notwithstanding the foregoing, any such determinations made with respect to Directors or Officers will be made by the Plan Administrator.

(h)            Applicability of Award Terms to New Property. If a Participant receives new or additional shares of Common Stock, other securities, other property, or cash in respect of an Award, then those shares, securities, property, and cash will be subject to all the same terms of the Plan and the Award Agreement as applied to the underlying shares of Common Stock subject to that Award.

(i)            Recoupment. Awards will be subject to the requirements of (a) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (b) similar rules under the laws of any other jurisdiction, (c) any compensation recovery or clawback policies adopted by the Company to implement any such requirements and (d) any other compensation recovery and clawback policies as may be adopted from time to time by the Company, all to the extent determined by the Plan Administrator in its discretion to be applicable to Awards granted to a Participant. No recovery of compensation under such a recovery or clawback policy will be an event giving rise to a right to voluntarily terminate employment or service upon a “resignation for good reason” or for a “constructive termination” or a similar term under any plan or agreement with the Company or a Related Company.

(j)            Investigations. If a Participant’s employment or service relationship with the Company or a Related Company is suspended pending an investigation of whether the Participant will be terminated for Cause, all the Participant’s rights under any Award will likewise be suspended during the period of investigation.

(k)            Trading Policy and Other Restrictions. Transactions involving Awards are subject to the Company’s insider trading policy and other restrictions, terms, conditions and policies, as may be established by the Company (including the Board or the Committee) from time to time or as may be required by Applicable Law.

(l)            No Obligation to Notify or Minimize Taxes. The Company and the Plan Administrator will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising the Participant’s rights under an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

(m)            Dividends and Distributions. Participants may, if the Plan Administrator so determines, other than with respect to Options or SARs, be credited with dividends or dividend equivalents with respect to shares of Common Stock underlying an Award in a manner determined by the Plan Administrator in its sole discretion. With respect to Awards that are subject to the achievement of performance goals or other vesting terms, the dividends or dividend equivalents will accrue and be paid only to the extent the Award becomes vested or payable. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate and may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, the crediting of dividends or dividend equivalents must comply with or qualify for an exemption under Section 409A.

(n)            Deferrals. The Plan Administrator may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, will establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents. Deferral of any Award or payment thereunder will comply with Applicable Law and will satisfy either the requirements for compliance with or exemption from Section 409A, as determined by the Plan Administrator prior to such deferral.

7.            Options & SARs.

(a)            Types of Options. The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

(b)            Exercise Price. The Plan Administrator may not grant Options or SARs with an exercise price per share less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and not less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

(c)            Term. The maximum term of an Option or SAR will be ten years from the Grant Date, subject to earlier termination in accordance with the terms of the Plan and the Award Agreement.

(d)            Conditions to Exercise.

(i)            To exercise an Option or SAR, the Participant must deliver (A) the exercise agreement or other permitted notice stating the number of shares being purchased and, if applicable, the account number or digital wallet address into which the shares should be deposited, (B) payment in full of the exercise price and any tax withholding obligations, and (C) any additional documents requested or required by the Company as a condition to exercise. The Company will not initiate the settlement on the exercise of an Option or SAR until all conditions necessary for the exercise of the Award have been satisfied (including compliance with Applicable Law), all the foregoing steps have been completed and the Company initiates the issuance of the shares in the Participant’s name.

(ii)            The Plan Administrator may modify the exercise agreement form for Options and SARs, and the procedure for exercise, from time to time, including after the Grant Date of an Award, without the Participant’s consent. The Plan Administrator may restrict exercise to those times when the exercise will not violate Applicable Law or as it deems necessary or appropriate for administrative purposes.

(iii)            Unless the Plan Administrator determines otherwise, an Option or SAR may be exercised only for whole shares.

(e)            Effect of Termination of Service. The Plan Administrator will establish and define in the Award Agreement how an Option or SAR will be treated on a Termination of Service. Unless otherwise set forth in the Award Agreement or otherwise determined by the Plan Administrator, the following treatment will apply:

(i)            Any portion of an Award that is not vested and exercisable on the date of a Participant’s Termination of Service will expire on the date of the Participant’s Termination of Service.

(ii)            Any portion of an Award that is vested and exercisable on the date of a Participant’s Termination of Service will expire on the earliest to occur of the following, if not exercised by that date:

(A)            if the Participant’s Termination of Service occurs for reasons other than Cause, Disability or death, the date that is three months after such Termination of Service;

(B)            if the Participant’s Termination of Service occurs by reason of Cause, the date of the Termination of Service;

(C)            if the Participant’s Termination of Service occurs by reason of death or Disability, the date that is 12 months after such Termination of Service;

(D)            if the Participant dies during any of the foregoing post-termination exercise periods, the date that is 12 months after death;

(E)            if the Plan Administrator determines during any of the foregoing post-termination exercise periods that Cause for termination existed at the time of the Participant’s Termination of Service, immediately on such determination;

(F)            if, during any of the foregoing periods, the Company undergoes a Change of Control and the successor or acquiring entity refuses to convert, continue, assume, substitute for or replace an equivalent Award, then on the date of the consummation of the Change of Control; and

(G)            the Award Expiration Date.

(f)            Extension of Exercise Period Under Limited Circumstances. If the exercise of an Award following a Participant’s Termination of Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock under the Award would violate the registration requirements under the Securities Act or similar requirements under the laws of any state or foreign jurisdiction, then the Award will terminate on the earlier of (A) the Award Expiration Date and (B) the date that is three months after the date of Termination of Service during which the exercise of the Award would not be in violation of such requirements.

8.            Incentive Stock Option Limitations. The terms of an Incentive Stock Option must comply in all respects with Section 422 of the Code, each of which is incorporated by reference into the Plan. The Plan Administrator will construe the terms of any Option granted as an Incentive Stock Option within the meaning of Section 422 of the Code, and if the Option (or a portion thereof) does not meet the requirements of Section 422 of the Code, that Option (or applicable portion) will be treated as a Nonqualified Stock Option. The requirements of Section 422 include the following:

(a)            ISO Granting Period. No Incentive Stock Options may be granted more than ten years after the earlier of the approval by the Board or the shareholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code). For clarity, any stockholder approved amendment of the Fixed Share Reserve that also amends the ISO Limit will be deemed the adoption of a new plan for purposes of Section 422 of the Code and therefore an extension of the period in which Incentive Stock Options may be granted, unless otherwise expressly provided for in the stockholder approval of such increase.

(b)            ISO Qualification. If the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000 (or such other limit established by the Code), or if the Option otherwise does not comply with the requirements under Section 422 of the Code, the Option (or the portion that does not meet the requirements of Section 422) will be treated as a Nonqualified Stock Option. Options will be taken into account in the order in which they were granted. If the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation will be applied on the basis of the order in which such Options are granted.

(c)            Eligible Employees. Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options. The Plan does not prohibit the grant of Incentive Stock Options to employees who reside or work outside of the United States.

(d)            Exercise Price. Incentive Stock Options will be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (as determined under the Code, a “Ten Percent Stockholder”), will be granted with an exercise price per share not less than 110% of the Fair Market Value of the Common Stock on the Grant Date. Status as a Ten Percent Stockholder will be determined in accordance with Section 422 of the Code.

(e)            Option Term. The maximum term of an Incentive Stock Option will not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, will not exceed five years, in each case, subject to earlier termination in accordance with the terms of the Plan and the Award Agreement.

(f)            Exercisability. An Option designated as an Incentive Stock Option will cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (i) more than three months after the date of a Participant’s termination of employment if termination was for reasons other than death or disability, (ii) more than one year after the date of a Participant’s termination of employment if termination was by reason of disability, or (iii) more than six months following the first day of a Participant’s leave of absence that exceeds three months, unless the Participant’s reemployment rights are guaranteed by statute or contract (as such rule is explained in Section 422 of the Code).

(g)            Taxation of Incentive Stock Options. To obtain the tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired on the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise (that is, the Participant must not Transfer the shares until at least the day after the expiration of these periods). A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant must give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of these holding periods.

(h)            Code Definitions. For the purposes of this Section 8, “disability,” “parent corporation” and “subsidiary corporation” have the meanings attributed to those terms for purposes of Section 422 of the Code.

(i)            Stockholder Approval. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan (or the Board’s adoption of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code), Incentive Stock Options granted under the Plan after the date of the Board’s adoption (or approval) will be treated as Nonqualified Stock Options.

9.            Stock Awards, Restricted Stock Awards and Restricted Stock Units.

(a)            Grants of Stock Awards, Restricted Stock Awards and Restricted Stock Units. The Plan Administrator may grant Stock Awards, Restricted Stock Awards and Restricted Stock Units to selected Participants on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous employment or service with the Company or a Related Company or the achievement of performance goals, as the Plan Administrator may determine in its sole discretion, which terms, conditions and restrictions will be set forth in the Award Agreement.

(b)            Vesting of Restricted Stock Awards and Restricted Stock Units. Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock Awards or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions on Restricted Stock Awards or Restricted Stock Units, as determined by the Plan Administrator, (i) the shares covered by each Award will become freely transferable by the Participant, subject to compliance with the Company’s insider trading policy and Applicable Law, and (ii) Restricted Stock Units will be paid in shares of Common Stock or, if set forth in the Award Agreement, in cash or a combination of cash and shares of Common Stock or other securities. Unless the Plan Administrator determines otherwise, any fractional shares subject to such Awards will be paid to the Participant in cash.

10.            Performance Awards.

(a)            Performance Share Units. The Plan Administrator may grant Awards of Performance Share Units, designate the Participants to whom Performance Share Units are to be awarded, and determine the number of Performance Units under the Award and the other terms and conditions of each such Award. Performance Share Units will consist of units valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the Award Agreement, of such property as the Plan Administrator will determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions of such Awards. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Plan Administrator will determine in its sole discretion.

(b)            Performance Units. The Plan Administrator may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units under the Award and the other terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of cash or property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Plan Administrator will determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals or other criteria, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator. The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Plan Administrator will determine in its sole discretion.

(c)            Plan Administrator Approval. After completion of any Performance Period applicable to an Award of Performance Share Units or Performance Units and prior to payment, settlement or vesting of any such Award, the Plan Administrator will certify the extent to which any Performance Goal established under this Section 10 has been satisfied, and the amount payable as a result thereof (which may approved as a percentage of a target Award).

11.            Other Stock or Cash-Based Awards. Subject to the terms of the Plan and such other terms and conditions as the Plan Administrator deems appropriate, the Plan Administrator may grant other incentives payable in cash or in shares of Common Stock under the Plan.

12.            Tax Matters.

(a)            Withholding. The Company will require the Participant to pay to the Company or a Related Company, as applicable, the amount of (i) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to an Award and (ii) any other amounts due from the Participant to the Company, any Related Company or any governmental authority. The Company will not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

(b)            Section 280G. Unless otherwise set forth in a written employment, services or other agreement between the Participant and the Company or a Related Company or other Company arrangement or policy applicable to a Participant, by accepting an Award under the Plan, each Participant is agreeing that if the benefits provided for under the Award, together with any amounts otherwise payable to such Participant in relation to such Participant’s service with the Company, any Related Company, or any successor thereto (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Participant’s benefits will be either (A) delivered in full or (B) delivered to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by such Participant on an after-tax basis, of the greatest amount of benefits, even if the benefits may still be taxable under Section 4999 of the Code. If clause (B) applies, the payments and benefits will be reduced by the Company in its reasonable discretion in the following order: (i) reduction of cash payments, which will occur in reverse chronological order with the cash payment owed on the latest date following the event triggering the Excise Tax being the first cash payment to be reduced; (ii) cancellation of accelerated vesting of equity awards, which will occur in the reverse order of the date of grant for the equity awards (i.e., the vesting of the most recently granted equity awards will be reduced first); and (iii) reduction of other employee benefits, which will occur in reverse chronological order with the benefit owed on the latest date following the event triggering the Excise Tax being the first benefit to be reduced. With respect to each of (i)-(iii), if any payments or benefits constitute deferred compensation subject to Section 409A, the reduction will occur first as to amounts that are not deferred. If two or more of the same type of awards are granted on the same date, the parachute payments associated with each award will be reduced on a pro-rata basis. In no event will any Participant have any discretion with respect to the ordering of payment reductions. Any determination required under this section will be made in writing by the Company’s outside legal counsel or a nationally recognized tax or accounting firm, whose determination will be conclusive and binding on each Participant and the Company for all purposes. The firm selected may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and Section 4999 of the Code. The Company and each Participant will furnish to such accounting firm information as they may reasonably request to make a determination under this section.

(c)            Section 409A. The Company intends that the Plan and Awards granted under the Plan (unless otherwise expressly provided for in the Award Agreement or Plan Administrator resolutions approving the Award) are exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5) or 1.409A-1(b)(6), or otherwise. The Plan Administrator will use reasonable best efforts to interpret, operate and administer the Plan and any Award granted under the Plan in a manner consistent with this intention. However, the Plan Administrator makes no representations that Awards granted under the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

(i)            If Section 409A is applicable to any Award granted under the Plan (that is, to the extent not so exempt), the Plan Administrator intends that the non-exempt Award will comply with the deferral, payout, plan termination and other limitations and restrictions imposed under Section 409A.

(ii)            If necessary for exemption from, or compliance with, Section 409A:

(A)            All references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i).

(B)            The Plan Administrator will treat each installment that vests or is delivered under an Award in a series of payments or installments as a separate payment for purposes of Section 409A, unless expressly set forth in the Award Agreement that each installment is not a separate payment.

(C)            If the Participant is a “specified employee,” within the meaning of Section 409A, then if necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service” will not be paid to the Participant during such period, but will instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death, unless the amounts can be paid in another manner that complies with Section 409A.

(D)            If, after the Grant Date of an Award, the Plan Administrator determines that an Award is reasonably likely to fail to be either exempt from or compliant with Section 409A, the Plan Administrator reserves the right, but will not be required, to unilaterally (and without the affected Participant’s consent) amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A. Any such amendment or modification made to avoid the imposition of adverse taxation under Section 409A will be deemed not to materially adversely impact the Participant.

13.            Restrictions on Transfer of Awards and Common Stock.

(a)            General. In general, any Transfer or purported Transfer of an Award or of shares of Common Stock issued under the Plan in violation of the Plan will be null and void, will have no force or effect, and the Company will not register in its records any such purported Transfer.

(b)            No Transfer of Awards. A Participant may not Transfer an Award or interest in an Award other than (i) Transfers on the Participant’s death by will or by the laws of descent and distribution and (ii) Transfers of vested shares of Common Stock after any applicable restriction period has lapsed or been removed and the shares have been issued to the Participant, subject to compliance with the Company’s insider trading policy and Applicable Law. In general, during a Participant’s lifetime, only the Participant granted the Award may exercise the Award or purchase shares under the Award. The Plan Administrator may permit the Transfer of an Award or an interest in an Award other than for value if it so approves and the Transfer complies with Applicable Law, such as a Transfer to a trust if the Participant is considered the sole beneficial owner of the trust (as determined under Applicable Law) or pursuant to a court-endorsed domestic relations order in a format acceptable to the Plan Administrator. If the Plan Administrator permits Transfer of an Award, the Award will be limited by any additional terms and conditions imposed by the Plan Administrator.

14.            Changes to Common Stock.

(a)            Adjustments. If the Company undertakes a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution or dividend to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure that constitutes an equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) and that results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged or adjusted for a different number or kind of securities of the Company or any other company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator will make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan; (B) the maximum number and kind of securities issuable as Incentive Stock Options; (C) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid under the Award; and (D) any other terms of an Award that are affected by the change, in each case as necessary to prevent the diminution or enlargement of rights under the Plan. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments will be conclusive and binding. For clarity, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either on direct sale or on the exercise of rights or warrants to subscribe therefor, or on conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, outstanding Awards.

(b)            Dissolution or Liquidation. To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Awards will terminate immediately prior to the dissolution or liquidation of the Company. If a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the portion of the Award subject to that condition, provision or right will be forfeited immediately prior to the consummation of the dissolution or liquidation.

(c)            Change of Control. The following provisions will apply to Awards in the event of a Change of Control unless otherwise provided in the Award Agreement or any other written agreement or policy between the Company or any Related Company and the Participant that applies to the Award, contingent on the closing or completion of the Change of Control:

(i)            If and to the extent that the Successor Company converts, continues, assumes, substitutes for or replaces an Award (including a portion thereof), the vesting restrictions and/or forfeiture provisions applicable to such Award will not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions will continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award. If and to the extent that such Awards (including portions thereof) are not converted, continued, assumed, substituted for or replaced by the Successor Company (including in a Change of Control that is not a Company Transaction and in which Awards could not be converted, continued, assumed, substituted for or replaced), then outstanding Awards, other than Performance Shares, Performance Units or other performance-based Awards (which are separately addressed in clause (ii)), will become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, immediately prior to the Change of Control and such Awards will terminate at the effective time of the Change of Control.

For the purposes of this Section 14(c), an Award will be considered converted, continued, assumed, substituted for or replaced by the Successor Company if, following the Change of Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the Change of Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control. The determination of such substantial equality of value of consideration will be made by the Plan Administrator, and its determination will be conclusive and binding. An Award that vests, is earned or paid out upon the satisfaction of one or more performance goals will not be considered converted, assumed, substituted for or replaced by the Successor Company if any performance goals are materially modified without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other applicable written agreement applicable to the Award; provided, however, that a modification to such performance goals only to reflect the Successor Company’s post-Change of Control company structure will not invalidate an otherwise valid Award conversion, continuation, assumption, substitution or replacement.

(ii)            All Performance Share Units, Performance Units or other performance-based Awards earned and outstanding as of the date the Change of Control is determined to have occurred and for which the payout level has or could be determined will be payable based on such performance in accordance with the payout schedule and other terms under the Award Agreement. Any outstanding Performance Shares, Performance Units or other performance-based Awards (including those subject to an outstanding Performance Period) that will not be converted, assumed, substituted for or replaced by the Successor Company and for which the payout level has not been determined will be payable in accordance with the terms and payout schedule under the Award Agreement or as otherwise permitted by Section 409A. Any existing deferrals or other restrictions not waived by the Plan Administrator in its sole discretion will remain in effect.

(iii)            Notwithstanding the foregoing provisions of this Section 14(c), the Plan Administrator, in its sole discretion, may instead provide in the event of a Change of Control, and without a Participant’s consent, that a Participant’s outstanding Awards will terminate upon or immediately prior to such Change of Control and that such Participant will receive, in exchange therefor, an amount or cash or property equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Change of Control, or, in the event the Change of Control is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Plan Administrator in its sole discretion, multiplied by the number of shares of Common Stock subject to Awards (either solely to the extent then vested and/or exercisable or whether or not then vested and/or exercisable, as determined by the Plan Administrator in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards. If in connection with the Change of Control, the Plan Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights thereunder, then such Award may be terminated by the Company without payment (including as to any unvested portions for which no payment will be made).

(d)            General. The Plan Administrator need not take the same action with respect to all Awards or portions thereof, with respect to all Awards of the same type, or with respect to all Participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of an Award. The Plan Administrator may provide that payments may be subject to the same terms and conditions as the payment of consideration to the holders of the Common Stock in connection with the Change of Control, such as provisions related to escrows or other holdbacks. The Plan Administrator may also provide that payments will be made over time subject to substantially the same vesting schedule as the Award, including any performance-based vesting metrics that applied to the Award immediately prior to the closing of the Change of Control.

(e)            Further Adjustment of Awards. Subject to Section 14(c), the Plan Administrator will have the discretion to take additional action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but will not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

(f)            No Limitations. The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(g)            Payment Conditions. By accepting an Award under the Plan, each Participant agrees that if an Award is to be terminated in connection with a Change of Control in exchange for a payment in cash, securities or other property, a condition to receipt of any such payment is that the Participant execute an Award termination or similar agreement providing for, among other things, (i) the Participant’s agreement and consent to (A) the amount of such consideration to be paid in respect of the Award and (B) the termination of the Award in exchange for such consideration, (ii) the Participant’s agreement to be bound by the indemnification, escrow, earn-out, holdback or similar arrangements contained in the definitive agreements relating to the Change of Control that are applicable to holders of Common Stock generally, (iii) the Participant’s agreement to keep all non-public information provided in connection with the Change of Control transaction confidential, and (iv) other customary provisions.

(h)            Fractional Shares.  Except as otherwise determined by the Plan Administrator, each Award will cover only the number of full shares resulting from any adjustment under this Section 14, and any fractional shares resulting from such adjustment will be disregarded.

15.            Term of the Plan. The Plan will expire no later than ten years after the Effective Date. The Plan Administrator may not grant new Awards after the expiration of the Plan or the date the Plan is otherwise terminated. Stockholders of the Company must approve the Plan and any increase in the Share Reserve (including the Fixed Share Reserve) or in the ISO Limit not later than 12 months after the Plan, or an increase to the Share Reserve or the ISO Limit, as applicable, is adopted by the Board.

16.            Amendment and Termination.

(a)            Plan Amendment, Suspension or Termination. The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it will deem advisable, provided that the Board must approve any amendment for which stockholder approval is required under Applicable Law. No amendment will be effective absent stockholder approval if required by Applicable Law, including any amendment that would increase the Share Reserve or the ISO Limit. Following termination of the Plan, outstanding Awards previously granted will remain outstanding in accordance with their terms and conditions and the Plan’s terms and conditions, except as otherwise provided in the event of a Change of Control.

(b)            Award Amendment. The Plan Administrator may amend any Award at any time. However, the Plan Administrator may not amend an Award in a manner that materially adversely impacts the rights of the Participant holding that Award without the Participant’s written consent. A Participant will not be deemed to have been materially adversely impacted if, without the consent of the Participant, the Plan Administrator amends an Award: (i) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (ii) to change the terms of an Incentive Stock Option, to the extent such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (iii) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A, (iv) to correct clerical or typographical errors, or (v) to comply with other Applicable Law.

17.            No Individual Rights.

(a)            No individual or Participant will have any claim to be granted any Award under the Plan. The Company has no obligation for uniformity of treatment of Participants under the Plan.

(b)            Nothing in the Plan or any Award will be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other service relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s Service relationship at any time, with or without Cause.

18.            Conditions on Issuance of Shares.

(a)            The Company will have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with Applicable Law.

(b)            The Company will be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under Applicable Law, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any regulatory commission or agency the authority that the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock under the affected Awards.

(c)            As a condition to the receipt of Common Stock under the Plan, the Plan Administrator may require the Participant to (i) represent and warrant that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) undertake additional actions as necessary to comply with Applicable Law.

(d)            The Company may issue shares of Common Stock on a noncertificated basis, to the extent not prohibited by Applicable Law.

(e)            Unless the Plan Administrator determines otherwise, no fractional shares will be issued under the Plan, and, except as otherwise provided in the Plan, the Plan Administrator will determine the manner in which a fractional share value will be treated.

19.            Indemnification.

(a)            Each person who is or was a member of the Board, the Compensation Committee, or a committee of the Board or an Officer of the Company to whom authority to administer the Plan was delegated in accordance with Section 3, will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute; provided, however, that such person will give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

(b)            The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

20.            No Rights as a Stockholder. Unless otherwise provided by the Plan Administrator or in the Award Agreement or in a written employment, services or other agreement, no Participant will be deemed to be the holder of, or have any rights of a holder of, the shares of Common Stock subject to an Award unless and until the date shares that are the subject of such Award have been issued and recorded as issued in the records of the Company or those of its transfer agents or registrars. No adjustment to an Award will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 14.

21.            Participants in Other Countries or Jurisdictions. The Plan Administrator may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan. The Plan Administrator has the authority to adopt Plan modifications, administrative procedures, subplans and the like as may be necessary or desirable to comply with provisions of the Applicable Law of other countries or jurisdictions in which the Company or any Related Company may operate or have employees.

22.            No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein will require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant. No Participant will have any rights that are greater than those of a general unsecured creditor of the Company. Proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

23.            Successors. All obligations of the Company under the Plan with respect to Awards will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company. The Plan and the conditions of any Award will be binding on a Participant and the Participant’s estate, executor, any receiver or trustee in bankruptcy and any representative of Participant’s creditors.

24.            Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision will be construed or deemed amended to conform to Applicable Law. If any such provision cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award will remain in full force and effect.

25.            Choice of Law and Venue. The Plan, all Awards granted thereunder, and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of California.

26.            Legal Requirements. The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all Applicable Law.

27.      Electronic Communication.      Any document required to be delivered under the Plan, including under Applicable Law, may be delivered in writing or electronically. Signatures on any such document also may be electronic if permitted by the Company.

28.            Effective Date. The Plan will become effective on the date the stockholders approve the Plan (the “Effective Date”).

Appendix A

Definitions

For purposes of the Plan:

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Admin Portal” means any third-party online stock plan administration portal used to document and administer the Plan and Awards granted hereunder.

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person will be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means the requirements relating to the administration of the Plan and the Awards granted hereunder under any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, the New York Stock Exchange, or the Financial Industry Regulatory Authority).

“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Share Unit, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock under the Plan, as may be designated by the Plan Administrator from time to time.

“Award Agreement” means the written, including electronic, document stating the terms of the Award. The Award Agreement is subject to the terms and conditions of the Plan.

“Award Expiration Date” means the last day of the maximum term of an Award.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in an Award Agreement or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony; (ii) such Participant’s commission of a crime involving fraud or dishonesty under the laws of the United States or any state or jurisdiction thereof that are applicable to the Participant and which crime is reasonably likely to result in material adverse effects (financial, reputational, or otherwise) on the Company or a Related Company; (iii) such Participant’s material violation of any contract or agreement between the Participant and the Company or a Related Company or material breach of any statutory duty owed to the Company or a Related Company; (iv) such Participant’s unauthorized use or disclosure of the confidential information or trade secrets of the Company or a Related Company; or (v) such Participant’s gross misconduct that is reasonably likely to result in material adverse effects on the Company or a Related Company (financial, reputational, or otherwise). The determination that a termination of the Participant’s employment or service is either for Cause or without Cause will be made by the Company’s chief human resources officer or other person performing that function or, in the case of Directors and Officers, by the Board or the Compensation Committee, in its sole discretion. Any determination by the Plan Administrator that a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect on any determination of the rights or obligations of the Company or such Participant for any other purpose.

“Change of Control,” unless the Plan Administrator determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)      an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the number of then outstanding shares of Class A common stock and Class B common stock (the “Outstanding Company Common Stock”) or (ii) the total voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors (the      “Outstanding Company Voting Securities”); provided, however, that the following acquisitions will not constitute a Change of Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, (iv) any additional acquisition by an Entity then considered to own more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities; or (v) any acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction;

(b)            a change in the composition of the Board during any one-year consecutive period such that the Directors as of the beginning of such one-year period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a Director subsequent to the beginning of the one-year period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of Directors who were also members of the Incumbent Board (or deemed to be pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; and provided further, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board will not be considered a member of the Incumbent Board; or

(c)            the consummation of a Company Transaction.

Where a series of transactions undertaken with a common purpose is deemed to be a Change of Control, the date of such Change of Control will be the date on which the last of such transactions is consummated.

If necessary for compliance with Section 409A, no transaction will be a Change of Control unless it is also a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5).

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code or regulation related to that section will include such section or regulation, any valid regulation issued or other official applicable guidance of general or direct applicability promulgated under such section or regulation, and any comparable provision of any future legislation, regulation or official guidance of general or direct applicability amending, supplementing or superseding such section or regulation.

“Common Stock” means the Class A common stock, par value $0.001 per share, of the Company.

“Company” means Knightscope, Inc., a Delaware corporation, or any of its successors.

“Company Transaction,” unless the Plan Administrator determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a)            a merger or consolidation of the Company with or into any other company;

(b)            a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Outstanding Company Common Stock or the Outstanding Company Voting Securities; or

(c)            a sale, lease, exchange, exclusive license or other disposition in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the consolidated assets of the Company and its subsidiaries to a Person or Entity, excluding, however, in each case, any such transaction pursuant to which:

(i)            the Entities who are the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock of the Successor Company and at least 50% of the total voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities;

(ii)            no Entity (other than the Company or a Related Company, or any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, more than 50% of the outstanding shares of common stock of the Successor Company or the total voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors, unless such ownership resulted solely from ownership of securities of the Company prior to such transaction; and

(iii)            individuals who were members of the Incumbent Board will immediately after the consummation of such transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction will be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board or a committee of the Board otherwise named but performing similar functions, including a subcommittee thereof.

“Director” means a member of the Board.

“Disability,” unless otherwise defined by the Plan Administrator for purposes of the Plan or in an Award Agreement or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform the Participant’s material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of Directors and Officers, the Board or the Compensation Committee, each of whose determination will be conclusive and binding.

“Effective Date” has the meaning set forth in Section 28 of the Plan.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5 of the Plan.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the per share fair market value of the Common Stock on any given date, determined as follows:

(a)            if the principal market for the Common Stock is an established stock exchange or national market system, the closing sales price per share of the Common Stock during regular trading, or if not trading on that date (e.g., a weekend or holiday), such price on the last preceding date on which the Common Stock was traded;

(b)            if the principal market for the Common Stock is not a national stock exchange or national market system, the average of the highest bid and lowest asked prices for the Common Stock as reported on a national quotation system, or if not quoted on that date, such price on the last preceding date on which the prices were quoted; or

(c)            if Fair Market Value cannot be determined in a manner permitted under clauses (a) and (b), by the Plan Administrator in good faith in a manner consistent with Section 409A and 422 of the Code, as applicable.

In determining the value of a share for tax reporting purposes and such other purposes as determined by the Plan Administrator, the Plan Administrator may calculate Fair Market Value using the foregoing methods, the actual sales price in the transaction at issue (e.g., “sell to cover”), or such other value determined by the Company in good faith in a manner that complies with applicable tax laws.

“Fixed Share Reserve” has the meaning set forth in Section 4(a)(i) of the Plan.

“Grant Date” means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards will not defer the Grant Date.

“Incentive Stock Option” or “ISO” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“ISO Limit” has the meaning set forth in Section 4(c) of the Plan.

“Nonqualified Stock Option” or “NSO” means an Option that does not qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” means a right to purchase Common Stock granted under Section 7 of the Plan. Options are either Incentive Stock Options or Nonqualified Stock Options.

“Option Term” means the maximum term of an Option as set forth in Section 7(c) of the Plan.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change of Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change of Control.”

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Period” has the meaning set forth in Section 6(f) of the Plan.

“Performance Share Unit” means an Award of units denominated in shares of Common Stock granted under Section 10 of the Plan.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 10 of the Plan.

“Person” means any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or similar entity.

“Plan” means the 2022 Equity Incentive Plan.

“Plan Administrator” has the meaning set forth in Section 3(b) of the Plan.

“Related Company” means any “parent” or “subsidiary” of the Company, as such terms are defined under Rule 405 of the Securities Act.

“Restricted Stock Award” means an Award of shares of Common Stock granted under Section 9 of the Plan, either with or without payment of a purchase price, the rights of which are subject to vesting, forfeiture or similar restrictions prescribed by the Plan Administrator.

“Restricted Stock Unit” or “RSU” means an Award denominated in units of Common Stock granted under Section 9 of the Plan that represents an unfunded, unsecured right to receive the Fair Market Value of one share of Common Stock for each unit subject to the Award in cash, Common Stock or other securities, on the date of vesting or settlement.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Service” means there has not been a Termination of Service with respect to a Participant.

“Share Reserve” has the meaning set forth in Section 4(a)(iii) of the Plan.

“Stock Appreciation Right” or “SAR” means a right granted under Section 7 of the Plan to receive, in cash, shares of Common Stock or other securities, (i) the Fair Market Value per share of Common Stock on the date of exercise minus the grant price per share of Common Stock subject to the SAR, multiplied by (ii) the number of shares of Common Stock with respect to which the SAR is exercised.

“Stock Award” means an Award of shares of Common Stock granted under Section 9 of the Plan, the rights of ownership of which are not subject to vesting, forfeiture or similar restrictions prescribed by the Plan Administrator.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Change of Control.

“Termination of Service,” unless the Plan Administrator determines otherwise with respect to an Award, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death or Disability. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service will be determined by the Company’s chief human resources officer or other person performing that function or, with respect to Directors and Officers, by the Board or the Compensation Committee, whose determination will be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company will not be considered a Termination of Service for purposes of an Award. Unless the Plan Administrator determines otherwise, a Termination of Service will be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee Director, consultant, advisor or independent contractor of the Company or a Related Company, or a change in status from a nonemployee Director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, will not be considered a Termination of Service.

“Transfer” means, as the context may require, (a) any sale, assignment, pledge (as collateral for a loan or as security for the performance of an obligation or for any other purpose), hypothecation, mortgage, encumbrance or other disposition, whether by contract, gift, will, intestate succession, operation of law or otherwise, of all or any part of an Award or shares issued thereunder, as applicable, (b) any transaction designed to give the stockholder essentially the same economic benefit as any of the foregoing, and (c) any verb equivalent of the foregoing.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.